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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report       October 28, 1996




                         Commission File Number 0-26662


                                  PANACO, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware

                 (State or other jurisdiction or incorporation)


                                  43 - 1593374
                        (IRS Employer Identification No.)


      1050 West Blue Ridge Boulevard, PANACO Building,
                     Kansas City, MO                            64145-1216
           (Address of principal executive offices)             (Zip Code)




      Registrant's telephone number, including area code: (816) 942 - 6300







--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Item 2.           Acquisition or Disposition of Assets.

         On August 26, 1996 PANACO entered into a Purchase and Sale Agreement with Amoco Production Company to acquire Amoco's interest in 13 offshore blocks comprising six fields in the Gulf of Mexico ("Amoco Properties").

         PANACO acquired a 33.3% working interest in the East Breaks 160 Field (2 blocks) and a 33.3% interest in the High Island 302 Field (1 block), both operated by Unocal. It acquired a 50% interest in the High Island 309 Field (2 blocks), a 12% interest in the High Island 330 Field (3 blocks) and a 12% interest in the High Island 474 Field (4 blocks), all operated by Phillips. It also acquired a 12.5% interest in the West Cameron 180 Field (1 block) operated by Texaco. Current production, net to the interests acquired, is 680 BOPD and 12 MMCFD of natural gas.

         The transaction was closed on October 8, 1996. Proved reserves at September 1, 1996 attributable to the properties were, net to PANACO's interest, 1,952,100 barrels of oil and condensate and 28.5 Bcf of natural gas, based upon internal reserve reports prepared by PANACO. Management has identified significant probable and possible reserves attributable to these properties, much of which is associated with the West Cameron Field. Set forth elsewhere herein is reserve information with respect to the properties acquired.

         In addition to the mineral interest acquired, PANACO purchased a 33.3% interest in a 12.67 mile 12" pipeline connecting East Breaks 160 platform to the High Island Offshore System, a natural gas pipeline system in the Gulf of Mexico and a 33.3% interest in a 17.47 mile 10" pipeline connecting the East Breaks 160 platform to the High Island Pipeline System, a crude oil pipeline system in the Gulf of Mexico. HIOS and HIPS are the primary natural gas and crude oil pipeline systems in that part of the Gulf of Mexico.

         The East Breaks 160 platform also serves sub-sea completions belonging to Mobil in East Breaks Block 117. Under agreements with Mobil the owners of the East Breaks 160 platform share in certain fees derived by virtue of that facility's sharing agreement.

         The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 shares of Common Stock of PANACO at $4.20 per share and by payment to Amoco of $32,011,994 in cash.

         Concurrently with this transaction PANACO entered into a new Primary Credit Facility with First Union National Bank of North Carolina and Banque Paribas under which it's reducing revolver was increased to $40 million with an initial borrowing base of $35 million. In addition to that facility PANACO borrowed $17 million under a subordinate facility provided by lenders investing through Kayne Anderson Investment Management, Inc.

                                AMOCO PROPERTIES

                                        Working       Net Revenue     Number
        Field/Block                     Interest       Interest      Of Wells

East Breaks 160 Field

     EB 160 (OCS 2647)                  0.3333           0.2778         13

     EB 161 (OCS 2648)                  0.3333           0.2778         10

High Island A-302 Field

     HI A-302 (OCS 2732)                0.3333           0.2778          5

High Island A-309 Field

     HI A-309 (OCS 2735)                0.4500           0.3750          9

     HI A-310 (OCS 3378)                0.5500           0.4583          8

High Island A-330 Field

     HI A-330 (OCS 2421)                0.1200           0.1000         25

     HI A-349 (OCS 2743)                0.1200           0.1000          9

     WC 613 (OCS 3286)                  0.1200           0.1000          3

High Island A-474 Field

     HI A-474 (OCS 2366)                0.1200           0.1000         18

     HI A-489 (OCS 2372)                0.1200           0.1000         22

     HI A-499 (OCS 3118)                0.1310           0.1092          6

     HI A-475 (OCS 2367)                0.1200           0.1000          0

West Cameron 180 Field

     WC 144 (OCS 1953)                  0.1250           0.1042          7

Item 7.  Financial Statements and Exhibits.

(a)     Financial Statements of business acquired.

             An Audited  Schedule  of Revenues  and  Selected  Direct  Operating
Expenses for the three years ended December 31, 1995 is included herewith beginning on page F-1.

(b)     Pro Forma Financial Information.

             Unaudited Pro Forma Financial Information for the three years ended December 31, 1995, and the six months ended June 30, 1996 is included herein beginning on page P-1.

(c)     Exhibits.

10.14 Purchase and Sale Agreement, dated August 26, 1996, between Amoco Production Company and PANACO, Inc..


SIGNATURES

Pursuant to the requirements of the securities exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       PANACO, Inc.




                                                 /s/ H. James Maxwell
                                                 H. James Maxwell, President

October 28, 1996

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


        The unaudited pro forma schedules of revenues and direct operating expenses for the six months ended June 30, 1996 and the years ended December 31, 1995, 1994 and 1993, and give effect to the acquisition of the Amoco Properties by PANACO, Inc., as if the purchase had occurred on January 1, 1993.

        The pro forma information is based on historical financial information of PANACO, Inc., the Zapata Properties, acquired on July 26, 1995, the Bayou Sorrel Field, acquired on December 27, 1995 and the Amoco Properties acquired on October 8, 1996. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements of PANACO, Inc., and the historical schedule of revenues and direct operating expenses of the Amoco Properties.

        The historical financial information for the Amoco Properties does not include insurance expense. The pro forma adjustment reflects management's estimates of insurance costs equal to $72,000 for the six months ended June 30, 1996, and $144,000 for each year ended December 31, 1995, 1994 and 1993.

        Depreciation, depletion and amortization, and general, administrative, and overhead charges are not shown since sufficient historical data is not available for the Amoco Properties.



     PRO FORMA COMBINED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                                   (UNAUDITED)


                         SIX MONTHS ENDED JUNE 30, 1996

                                                  AMOCO           PRO-FORMA            PRO-FORMA
                                PANACO, INC.   PROPERTIES        ADJUSTMENTS            COMBINED

Oil and Gas Revenues           $ 10,808,000    $ 7,905,000    $         -           $ 18,713,000

Direct Operating
 Expenses                         4,184,000      1,756,000         72,000              6,012,000
                                  ---------      ---------         ------              ---------

Revenues in excess of
 direct operating expenses     $  6,624,000    $ 6,149,000    $   (72,000)         $  12,701,000
                               ============    ===========    ===========          =============



                          YEAR-ENDED DECEMBER 31, 1995

                                                 AMOCO          PRO-FORMA             PRO-FORMA
                              PANACO, INC.      PROPERTIES       ADJUSTMENTS           COMBINED

Oil and Gas Revenues          $ 25,396,000    $ 12,528,000     $         -          $ 37,924,000

Direct Operating
 Expenses                       10,662,000       2,991,000         144,000            13,797,000
                                ----------       ---------         -------            ----------

Revenues in excess of
 direct operating expenses    $ 14,734,000   $   9,537,000     $  (144,000)         $ 24,127,000
                              ============   =============     ===========          ============



                          YEAR-ENDED DECEMBER 31, 1994

                                                  AMOCO           PRO-FORMA            PRO-FORMA
                            PANACO, INC.       PROPERTIES        ADJUSTMENTS            COMBINED

Oil and Gas Revenues        $ 27,766,000      $ 11,135,000     $         -          $ 38,901,000

Direct Operating
 Expenses                     10,970,000         3,158,000          144,000           14,272,000
                              ----------         ---------          -------           ----------

Revenues in excess of
 direct operating expenses  $ 16,796,000      $  7,977,000     $   (144,000)        $ 24,629,000
                            ============      ============     ============         ============


                          YEAR-ENDED DECEMBER 31, 1993

                                                   AMOCO          PRO-FORMA           PRO-FORMA
                            PANACO, INC.         PROPERTIES      ADJUSTMENTS           COMBINED

Oil and Gas Revenues        $ 27,336,000        $ 12,079,000    $         -         $ 34,415,000

Direct Operating
 Expenses                     11,279,000           2,798,000        144,000           14,221,000
                              ----------           ---------        -------           ----------

Revenues in excess of
 direct operating expenses  $ 16,057,000       $   9,281,000    $  (144,000)        $ 25,194,000
                            ============       =============    ===========         ============


                                                                     5

                    Report of Independent Public Accountants



To the Board of Directors
PANACO, Inc.


We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Amoco Properties (to be acquired by PANACO, Inc.,) for each of the three years in the period ended December 31, 1995. This statement and the notes thereto are the responsibility of PANACO, Inc.'s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statement of Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Amoco Properties for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




Kansas City, Missouri
September 6, 1996


                                AMOCO PROPERTIES

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES



                                       Year Ended December 31                     Six Months Ended June 30
                                                                                          (Unaudited)

                                1995            1994           1993                1996            1995


Revenues:

         Gas                $ 8,769,000     $ 7,346,000    $ 8,459,000         $ 5,684,000    $ 4,379,000

         Oil & Condensate     3,759,000       3,789,000      3,620,000           2,221,000      1,979,000
                              ---------       ---------      ---------           ---------      ---------

Total Revenues              $12,528,000     $11,135,000    $12,079,000         $ 7,905,000    $ 6,358,000
                            ===========     ===========    ===========         ===========    ===========

Direct Operating Expenses   $ 2,991,000     $ 3,158,000    $ 2,798,000         $ 1,756,000    $ 1,275,000
                            ===========     ===========    ===========         ===========    ===========























                    See accompanying notes to this statement.

                                AMOCO PROPERTIES

                     NOTES TO THE STATEMENT OF REVENUES AND
                            DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

Note 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements require the use of estimates, and when applicable, specific information regarding significant estimates embodied in the financial statements have been disclosed. The Statement of Revenues and Direct Operating Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position or results of operations of the Amoco Properties.

Acquisition
The Amoco Properties are to be acquired by PANACO, Inc. on October 8, 1996 from Amoco Production Company (seller) pursuant to the purchase and sale agreement dated August 26, 1996. The properties to be acquired are Amoco Production Company's existing interests in the following offshore blocks: East Breaks 160, East Breaks 161, High Island (HI) 302, HI 309, HI 310, HI 330, HI 349, HI 474, HI 489, HI 499, a portion of the HI 475 block, West Cameron (WC) 613, and WC 144.

Revenue Recognition
Revenues are recorded on an accrual basis, with volumes and prices being estimated for properties during periods when actual production information is not available. Revenues are recognized based on volumes of production taken and sold by Amoco which is not materially different from the entitlement method for the three year period ending December 31, 1995. For each of the periods presented, Amoco sold substantially all of their production to a related party at market based prices.

Direct Operating Expenses
Direct operating expenses include necessary and ordinary expenses to maintain production. Insurance expense is not included since sufficient information is not available from the Seller. Depreciation, depletion and amortization is not included. No severance tax expense is included for the Amoco Properties, since the production from federal offshore waters are not subject to state severance taxes.

General, Administrative, and Overhead  Expenses
General, administrative, and overhead expenses are not presented as sufficient information is not available from the Seller.

     Note 2 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

Quantities of Oil and Gas Reserves
The estimates of proved developed and proved undeveloped reserve quantities of the Amoco Properties at December 31, 1995 are based upon PANACO's computation at September 1, 1996 from a report of independent petroleum engineers, retained by Amoco, and do not purport to reflect realizable values or fair market values of the properties' reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States. Reserve quantities for the Amoco Properties were not available at December 31, 1992, 1993, 1994, and 1995, and the balances at those dates were derived from production activity during 1993, 1994, 1995 and 1996.

Proved reserves are estimated reserves of natural gas and crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.


Proved developed and                       OIL (BBLS)       GAS (MCF)
undeveloped reserves

Estimated reserves as of
   December 31, 1992                       2,772,000        45,227,000

Production                                  (216,000)       (3,874,000)
                                            --------        ----------

Estimated reserves as of
   December 31, 1993                       2,556,000        41,353,000

Production                                  (236,000)       (4,057,000)
                                            --------        ----------

Estimated reserves as of
   December 31, 1994                       2,320,000        37,296,000

Production                                  (216,000)       (5,704,000)
                                            --------        ----------

Estimated reserves as of
    December 31,1995                       2,104,000        31,592,000
                                           =========        ==========

Proved developed reserves:
                                             OIL (BBLS)     GAS (MCF)

   December 31, 1993                        2,185,000       35,202,000

   December 31, 1994                        1,949,000       31,145,000

   December 31, 1995                        1,733,000       25,441,000

Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows are computed by applying September, 1996 prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on September, 1996 costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the discount at September 1, 1996.

The accompanying table reflects the standardized measure of discounted future cash flows relating to the proved oil and gas reserves of the Amoco properties as of the three years ended December 31:

                                  1995                 1994             1993



Future cash inflows          $108,399,000           $120,927,000    $132,062,000
Future development
  and production costs         31,112,000             34,103,000      37,261,000
                               ----------             ----------      ----------
Future net cash flows          77,287,000             86,824,000      94,801,000
10% annual discount
  to reflect timing of
  cash flows                   23,045,000             23,045,000      23,045,000
                               ----------             ----------      ----------
Standardized measure
  before income taxes        $ 54,242,000           $ 63,779,000   $  71,756,000
                             ============           ============   =============


Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the changes in the standardized measure of discounted future net cash flows from the sales of oil and gas, net of production costs attributable to proved oil and gas reserves of the Amoco properties for each of the three years ended December 31:

                                   1995                 1994             1993


Beginning balance            $ 63,779,000            $ 71,756,000   $ 81,037,000
  Sales of oil and gas,
  net of production
  costs                         9,537,000               7,977,000      9,281,000
                                ---------               ---------      ---------

Ending balance              $  54,242,000            $ 63,779,000   $ 71,756,000
                            =============            ============   ============

Exhibit 10.14




                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                        AMOCO PRODUCTION COMPANY, SELLER

                                       AND

                               PANACO, Inc., BUYER

                                      INDEX

Article I.     Definitions..................................................1
Article II.    Transfer of the Properties...................................6
      2.1      Sale and Purchase............................................6
Article III.   Purchase Price...............................................7
      3.1      Purchase Price...............................................7
      3.2      Earnest Money................................................7
      3.3      Allocation...................................................7
Article IV.    Due Diligence Review.........................................7
      4.1      Due Diligence................................................7
      4.2      Alleged Title Defect.........................................7
      4.3      Waiver.......................................................8
Article V.     Inspection of Premises.......................................8
      5.1      Environmental Inspection.....................................8
      5.2      Alleged Environmental Condition..............................8
Article VI.    Accounting...................................................9
      6.1      Accounting Services..........................................9
      6.2      Revenues.....................................................9
      6.3      Costs and Expenses...........................................9
      6.4      Taxes........................................................9
      6.5      Prepaids....................................................10
      6.6      Miscellaneous Accounting....................................10
      6.7      Final Accounting Settlement.................................10
      6.8      Post-Final Accounting Settlement............................11
      6.9      Audit Rights................................................11
Article VII.   Casualty and Condemnation...................................11
      7.1      Casualty and Condemnation...................................11
Article VIII.  Indemnities.................................................11
      8.1      Indemnities.................................................11
Article IX.    Warranty and Disclaimer.....................................13
      9.1      Warranty of Title...........................................13
      9.2      Disclaimer - Representations and Warranties.................13
      9.3      Disclaimer - Statements and Information.....................14
      9.4      Express Representations.....................................14
Article X.     Seller's Representations and Warranties.....................14
      10.1     Organization and Good Standing..............................14
      10.2     Corporate Authority; Authorization of Agreement.............14
      10.3     No Violations...............................................15
      10.4     No Default..................................................15
      10.5     Absence of Certain Changes..................................15
      10.6     Status of Operations........................................16
      10.7     Litigation..................................................16
      10.8     Compliance with Laws........................................16
      10.9     Environmental Claims........................................16
      10.1     Bankruptcy..................................................16
Article XI.    Buyer's Representations and Warranties......................16
      11.1     Organization and Good Standing..............................17
      11.2     Corporate Authority; Authorization of Agreement.............17
      11.3     No Violations:..............................................17
      11.4     SEC Disclosure..............................................18
      11.5     Capitalization..............................................18
      11.6     Consideration Shares........................................18
      11.7     Reports.....................................................18
      11.8     MMS Approval................................................18
      11.9     Independent Evaluation......................................19

Article XII.   Additional Agreements.......................................19
      12.1     Covenants of Seller.........................................19
      12.2     Subsequent Operations.......................................19
      12.3     Records.....................................................20
      12.4     Like Kind Exchange..........................................20
      12.5     Buyer's Assumption of Obligations...........................20
      12.6     Insurance...................................................20
      12.7     Call on Liquids.............................................21
Article XIII.  Antitrust Notification......................................21
      13.1     Antitrust Notification......................................21
Article XIV.   Conditions Precedent to Closing.............................21
      14.1     Conditions Precedent to Seller's Obligation to Close........21
      14.2     Conditions Precedent to Buyer's Obligation to Close.........22
      14.3     Conditions Precedent to Obligation of Each Party............22
      14.4     No Waiver...................................................23
Article XV.    Termination.................................................23
      15.1     Grounds for Termination.....................................23
      15.2     Effect of Termination.......................................23
      15.3     Return of Documents.........................................24
Article XVI.   The Closing.................................................24
      16.1     Closing.....................................................24
      16.2     Obligations of Seller at Closing............................24
      16.3     Obligations to Buyer at Closing.............................25
Article XVII.  Miscellaneous...............................................26
      17.1     Notices.....................................................26
      17.2     Conveyance Costs............................................28
      17.3     Broker's Fees...............................................28
      17.4     Further Assurances..........................................28
      17.5     Survival of Representations and Warranties..................29
      17.6     Amendments and Severability.................................29
      17.7     Successors and Assigns......................................29
      17.8     Headings....................................................29
      17.9     Governing Law...............................................29
      17.10    No Partnership Created......................................29
      17.11    Media Releases..............................................30
      17.12    No Third Party Beneficiaries................................30
      17.13    Texas Deception Trade Practices Act.........................30
      17.14    Entire Agreement............................................30

                           PURCHASE AND SALE AGREEMENT


        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is dated the 26th day of August, 1996, by and between Amoco Production Company, a Delaware corporation, with a mailing address of P.O. Box 50879, New Orleans, Louisiana 70150-0879 (hereinafter referred to as "Seller") and PANACO, Inc., a Delaware corporation, with a mailing address of 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216 (hereinafter referred to as "Buyer"), and is based on the following premises:

        WHEREAS, Seller desires to sell, assign, and convey to Buyer and Buyer desires to purchase and accept certain oil and gas properties and related interests; and

        WHEREAS, the parties have reached agreement regarding such sale and purchase.

        NOW, THEREFORE, for valuable consideration and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                                            ARTICLE I. DEFINITIONS

     1.1 "Accounting Referee" shall have the meaning set forth in Section 6.7 hereto.
                 --------------------

        1.2 "Alleged  Title  Defect" shall have the meaning set forth in Section
4.2 hereto; provided however, Buyer shall not be entitled to raise an Alleged Title Defect unless the individual condition would cause a diminution in value, or the costs to cure such condition, would exceed Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property (as hereinafter defined).

        1.3 "Alleged Environmental Condition" shall mean any environmental condition, as of the Effective Time (as hereinafter defined), that is not in compliance with the then existing Laws (as hereinafter defined); provided however, Buyer shall not be entitled to raise an Alleged Environmental Condition unless the individual condition would cause a diminution in value, or the costs to cure such condition, would exceed Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property.

     1.4  "Assignment  and Bill of Sale"  shall  have the  meaning  set forth in
Section 16.2(a) hereto.
                 -----------------------------

     1.5  "Assignment  of Operating  Rights" shall have the meaning set forth in
Section 16.2(c) hereto.
                 -------------------------------

     1.6 "Assignment of Record Title Interest" shall have the meaning set forth in Section 16.2(b) hereto.
                 ------------------------------------

     1.7 "Business Day" shall mean a calendar day excluding Saturdays, Sundays and legal holidays.

        1.8 "Casualty Loss" shall mean any and all loss, damage, or reduction in value resulting from mechanical failure or defects, catastrophic occurrences, acts of God, and any other losses which are not the result of normal wear and tear or of natural reservoir changes.

     1.9 "Certificate" shall have the meaning set forth in Sections 16.2(e) and 16.3(e) hereto.
                 -------------

        1.10 "Claim" or "Claims" shall mean any and all claims, losses, damages, demands, suits, causes of action, liabilities and costs (including attorneys' fees and costs of litigation) brought by a Third Party (as hereinafter defined).

        1.11 "Close" or "Closing" shall mean the consummation of the transfer of title to the Properties to Buyer, including execution and delivery of all documents provided herein.

        1.12 "Closing Date" shall be on or before September 30, 1996, or such other date as may be mutually agreed upon by the parties.

     1.13 "Computed Interest" shall mean simple interest of ten percent (10%) per annum using a three hundred sixty-five (365) Day (as hereinafter defined) year.

        1.14 "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated the 10th day of June, 1996, by and between Seller and Buyer.

     1.15 "Consideration Shares" shall have the meaning set forth in Section 3.1 hereto.
                 ----------------------

     1.16 "Day" or "Days"  shall mean a calendar day  consisting  of twenty four
(24) hours from midnight to midnight.
                 ---------------

        1.17 "Defensible Title" shall mean, as to the Properties, such title held by Seller that, subject to and except for the Permitted Encumbrances (as hereinafter defined):

                 (a) entitles Seller to receive not less than the "Net Revenue Interest" set forth in Exhibit "A" and "A-1" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties;

                 (b) obligates Seller to bear costs and expenses relating to the ownership, operation, maintenance and repair of wells and facilities located on or attributable to the Properties in an amount not greater than the "Working Interest" set forth in Exhibits "A" and "A-1", unless there is a corresponding increase in the Net Revenue Interest; and

                 (c)    is free and clear of encumbrances and liens.

     1.18  "Earnest  Money"  shall have the  meaning  set forth in  Section  3.2 hereto.
                 ---------------
     1.19 "Effective Time" shall be September 1, 1996, at 7:00 a.m., local time where the Properties are located.
                 ----------------

     1.20 "Escrow Agreement" shall have the meaning set forth in Section 16.2(i) hereto.
                 ------------------

 . 1.21 "Final Accounting Settlement" shall mean an accounting prepared by Seller and delivered to Buyer as soon as complete records are available, but not later than ninety (90) days after Closing. Such accounting shall include all post-closing matters described in Article VI hereto.

     1.22  "Final  Settlement  Date" shall have the meaning set forth in Section
6.7 hereto.
                 -----------------------

     1.23 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        1.24 "Law" or "Laws" shall mean any and all laws, statutes, ordinances decrees, orders, judgments, rules, regulations, licenses or permits which are promulgated, issued, or enacted by a governmental entity having appropriate jurisdiction.

     1.25 "Letters-in-Lieu" shall have the meaning set forth in Section 16.2(f) hereto.
                 -----------------

     1.26 "Non-Foreign Affidavit" shall have the meaning set forth in Section 16.2(j) hereto.
                 -----------------------

     1.27 "NORM" shall have the meaning set forth in Section 8.1(d) hereto.
                 ------
     1.28 "Opinion of Counsel" shall have the meaning set forth in Sections 16.2(g) and 16.3(g) hereto.
                 --------------------

        1.29     "Permitted Encumbrance"  shall mean:

                 (a) Lessors' royalties, overriding royalties, division orders, reversionary interests and similar burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of any Property to less than the Net Revenue Interest set forth in Exhibits "A" and "A-1";

                 (b) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties, or (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights;

                 (c) Preferential rights to purchase which are exercised by a Third Party. If, prior to Closing, any holder of a preferential purchase right notifies Seller that it intends to exercise its rights with respect to any of the Properties to which its preferential purchase right applies, then the asset(s) covered by the preferential right to purchase shall be excluded from the Properties to be conveyed to Buyer, and the Purchase Price (as hereinafter defined) shall be reduced by an amount equal to the value allocated to such asset(s) in accordance with Section
                 3.3 hereto; provided however, if the holder of the preferential purchase right fails to consummate the purchase of the asset(s),  then Seller shall so notify  Buyer.  Within  fifteen
                 (15) Business Days after Buyer's receipt of such notice or September 30, 1996, whichever is later, Seller shall sell to Buyer, and Buyer shall purchase from Seller, such asset(s) under the terms of this Agreement for a price equal to the value allocated to such asset(s) subject to adjustments under this Agreement. Provided however, Buyer shall have no obligation to purchase the asset(s) if Buyer is not notified of the preferential purchase right holder's failure to close within forty five (45) Days following Closing. Buyer or Seller shall have the right to terminate this Agreement if the preferential rights to purchase which are exercised by Third Parties affects more than fifteen percent (15%) of the Purchase Price.

     (d) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

                 (e) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of the Properties, or portion thereof, if the same are customarily obtained subsequent to such sale or conveyance;

                 (f) Easements, rights-of-way, servitude, permits, surface leases, pipelines, and other easements and rights-of-way, on, over and through the Properties, to the extent such rights or interest do not materially interfere with operations on the Properties;

     (g) Liens of operators relating to obligations not yet due or pursuant to which Seller is not in default;

     (h) Title Defects (as hereinafter defined) which Buyer has waived under the terms of this Agreement;

     (i) The terms and conditions of all leases, agreements, contracts, instruments and documents associated with or attributable to the Properties;

                 (j) Rights reserved to or vested in any governmental, statutory or public entity to control or regulate any of the Properties in any manner, and all applicable Laws of any such authority; and

                 (k)  Such  defects  or  irregularities  in  the  title  to  the
                 Properties that are not such as to interfere with the operation, value or use of the Properties affected thereby and that would be considered not material in accordance with industry standards. For the purpose of this Section 1.26(k), "material" shall be defined as Fifty Thousand and No/100 Dollars ($50,000) net to Seller's interest in the affected Property.

        1.30 "Property" or "Properties" shall mean all of the following properties (real, personal or mixed) and rights (contractual or otherwise):

                 (a) All of Seller's undivided oil and gas leasehold interests described in Exhibit "A" attached hereto and made a part hereof by reference;

                 (b) All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid unitization and pooling agreements and the units created thereby (including all units formed by voluntary agreements and those formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having jurisdiction), to the extent they relate to any of the interests described in Exhibit "A";

                 (c) All of Seller's right, title and interests in, to and under, or derived from, all of the presently existing and valid oil sales agreements, casinghead gas sales agreements, gas sales agreements, processing agreements, gathering agreements, transportation agreements, and all other agreements to the extent they relate to any of the interests described in Exhibit "A"; and

                 (d) All of Seller's right, title and interests in and to all personal property, improvements, easements, permits, licenses, servitude's and rights of way, including but not limited to, the wells listed in Exhibit "A-1" attached hereto and made a part hereof by reference (whether producing, plugged and abandoned, shut-in, injection, or water supply wells), jackets, platforms, quarters, compressors, flowlines, pipelines, buildings, communication equipment, tanks, facilities and other equipment, to the extent the same are owned by Seller and situated upon, associated with, appurtenant to, or used or held for future use in connection with the ownership, operation, maintenance and repair of the interests described in Exhibit "A".

     1.31  "Purchase  Price"  shall have the  meaning  set forth in Section  3.1 hereto.
                 ----------------

     1.32  "Registration  Rights  Agreement" shall have the meaning set forth in
Section 16.2(h) hereto.
                -------------------------------

        1.33 "Title Defect" shall mean any encumbrance, lien, encroachment or defect associated with Seller's title to the Properties (excluding Permitted Encumbrances) that would cause Seller not to have Defensible Title.

     1.34 "Third Party" shall mean any person or entity, governmental or otherwise, other than Seller and Buyer.
                        -------------

                     ARTICLE II. TRANSFER OF THE PROPERTIES

        2.1 Sale and Purchase. Upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign, and convey to Buyer on the Closing Date, all of Seller's right, title, and interests in and to the Properties, effective as of the Effective Time, and Buyer agrees to buy and accept the Properties from Seller on the Closing Date, effective as of the Effective Time.

                           ARTICLE III. PURCHASE PRICE

        3.1 Purchase Price. The total purchase price, subject to adjustments as set forth herein, to be paid to Seller for the Properties by Buyer shall be (a) Forty-Two Million Two Hundred Seventy Thousand Seventy-Six and No/100 Dollars ($42,270,076), plus (b) Two Million (2,000,000) shares of Buyer's common stock ("Consideration Shares") (collectively the "Purchase Price"). Seller acknowledges and agrees that the Consideration Shares are restricted securities within the meaning of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and may not be offered or sold absent an effective registration statement covering such shares or an opinion of Seller's counsel, acceptable to Buyer, that such registration is not required. Consistent herewith, Seller and Buyer agree at Closing to execute the Registration Rights Agreement referenced in Section 16.2(h) hereto, and Seller's right to dispose of the Consideration Shares shall be controlled by the Registration Rights Agreement. If Closing occurs after the Effective Time, then the Purchase Price shall be increased by the Computed Interest from the Effective Time to Closing.

        3.2 Earnest Money. Upon execution of this Agreement, Buyer shall pay to Seller an earnest money deposit ("Earnest Money") in the amount of Five Million Ten Thousand and No/100 Dollars ($5,010,000). In the event of Closing, the Purchase Price shall be credited by the amount of the Earnest Money.

        3.3 Allocation. Buyer's good faith allocation of the Purchase Price for each of the individual fields being conveyed under this Agreement is set forth in Exhibit "B" attached hereto. Buyer shall provided Seller with an allocation of the value to each of the individual blocks on or before August 27, 1996. Said allocation shall be used where appropriate for Seller to provide any required preferential right to purchase notifications. Seller shall provide any and all required notifications of preferential right to purchase by August 30, 1996.

                        ARTICLE IV. DUE DILIGENCE REVIEW

        4.1 Due Diligence. Seller shall make available to Buyer, in Seller's office at 1340 Poydras Street, New Orleans, Louisiana 70112, information in Seller's possession relating to the title to the Properties, and Buyer shall be entitled to review said information. Buyer shall have the right to request copies of any and all title information provided. Seller shall have the copies requested made and invoice Buyer for the expense associated with copying the same. Buyer shall pay Seller any and all amounts due within fifteen (15) Days after receipt of the invoice.

        4.2 Alleged Title Defect. As soon as is reasonably practicable thereafter, but in no event later than five (5) Days prior to Closing, Buyer shall notify Seller of any Alleged Title Defect(s). Seller may undertake to satisfy some, all or none of Buyer's Alleged Title Defect(s) at Seller's sole costs and expense. Buyer and Seller shall meet at least four (4) Days prior to Closing in an attempt to mutually agree on a proposed remedy with respect to any Alleged Title Defect which remains uncured. In evaluating the existence or magnitude of an Alleged Title Defect, due consideration shall be given to the length of time the Alleged Title Defect has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Title Defect is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Closing shall not be delayed or postponed due to the fact that an Alleged Title Defect is raised which is not cured by Seller prior to Closing. Buyer or Seller shall have the right to terminate this Agreement if the Alleged Title Defect(s) which remain uncured prior to Closing affect more than fifteen percent (15%) of the Purchase Price.

        4.3 Waiver. All title objections not made by Buyer to Seller within the time period provided in Section 4.2 above shall be conclusively deemed to have been waived for all purposes by Buyer, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller or seek indemnification from Seller associated with the same.



                        ARTICLE V. INSPECTION OF PREMISES

        5.1 Environmental Inspection. Seller shall use reasonable efforts to work with the operators to allow Buyer reasonable access to the Properties for the purpose of examining the environmental conditions of the same. Buyer and Seller agree that the terms contained in Paragraph eight (8) of the Confidentiality Agreement shall apply to any and all inspections of the Properties conducted in accordance with this Section 5.1.

        5.2 Alleged Environmental Condition. As soon as is reasonably practical thereafter, but in no event later than five (5) Days prior to Closing, Buyer shall notify Seller of any Alleged Environmental Condition(s). Buyer's notice of Alleged Environmental Condition(s) shall include a complete description of each individual condition being claimed and the costs associated with remediating the same which Buyer in good faith attributes thereto. Seller may undertake to satisfy some, all or none of Buyer's Alleged Environmental Condition(s) at Seller's sole costs and expense. Buyer and Seller shall meet at least four (4) Days prior to Closing in an attempt to mutually agree on a proposed remedy with respect to any Alleged Environmental Condition which remains uncured. In evaluating the existence or magnitude of an Alleged Environmental Condition, due consideration shall be given to the length of time the Alleged Environmental Condition has been in existence and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved, and whether the Alleged Environmental Condition is customarily acceptable to reasonable persons engaged in the business of ownership and operation of oil and gas properties. Closing shall not be delayed or postponed due to the fact that an Alleged Environmental Condition is raised which is not cured by Seller prior to Closing. Buyer or Seller shall have the right to terminate this Agreement if the Alleged Environmental Condition(s) which remains uncured prior to Closing affect more than fifteen percent (15%) of the Purchase Price.

                             ARTICLE VI. ACCOUNTING

        6.1 Accounting Services. Seller agrees to perform all record keeping and accounting services of the nature and quality normally performed by Seller for the production period from the Effective Time until the end of the month in which Closing occurs.

        6.2 Revenues. All merchantable oil and other liquid hydrocarbons stored in tanks on the Properties will be gauged to the bottom of the flange as of the Effective Time, and all oil and other liquid hydrocarbons so gauged shall be for the account of Seller. Oil and other liquid hydrocarbons in treating, separation equipment, and tanks below pipeline connections shall not be considered to be merchantable and shall become the property of Buyer. All revenues associated with the ownership and operation of the Properties that accrue after the Effective Time shall be for the account of the Buyer. Revenues from the Effective Time through the Closing shall be estimated by the parties and deducted from the Purchase Price. The actual amounts or values associated with the above (to the extent they vary from the estimates) shall be accounted for in the Final Accounting Settlement.

        6.3 Costs and Expenses. All costs and expenses associated with the ownership or operation of the Properties prior to the Effective Time shall be borne by Seller. All costs and expenses associated with the ownership or operation of the Properties after the Effective Time shall be borne by Buyer. Costs and expenses from the Effective Time through the Closing shall be estimated by the parties and added to the Purchase Price. The actual amount of such costs and expenses (to the extent they vary from the estimates) shall be accounted for in the Final Accounting Settlement.

        6.4 Taxes. All taxes, including but not limited to, excise taxes, ad valorem taxes, and any other local, state or federal taxes or assessments attributable to the Properties prior to the Effective Time shall remain Seller's responsibility, and all deductions, credits, and refunds pertaining to the aforementioned taxes or assessments attributable to the Properties prior to the Effective Time, no matter when received, shall belong to Seller. All taxes, including but not limited to, excise taxes, ad valorem taxes and any other local, state or federal taxes or assessments (excluding income taxes from the Effective Time through Closing) attributable to the Properties after the Effective Time, shall be Buyer's responsibility, and all deductions, credits, and refunds pertaining to the aforementioned taxes or assessments attributable to the Properties after the Effective Time, no matter when received, shall belong to Buyer. The parties agree that this sale is an occasional sale of assets by Seller in which Seller does not trade in the ordinary course of business. The parties will take commercially reasonable actions to establish the occasional sale exemption from sales tax associated with the contemplated transaction. Notwithstanding the foregoing, Buyer shall be solely responsible for all transfer, sales, use or similar taxes resulting from or associated with the transaction contemplated under this Agreement. Seller shall be responsible for any and all capital gains taxes or any similar taxes associated with the transaction contemplated under this Agreement.

     6.5 Prepaids. Prepaid insurance premiums, utility charges, rentals and any other prepaid or accrued payables applicable to periods following the Effective Time, if any, and attributable to the Properties shall be prorated as of the Effective Time. The amounts owing from such proration shall be settled in the Final Accounting Settlement.

        6.6 Miscellaneous Accounting. In addition to the items set forth in Sections 6.2 through 6.5 hereto, any other amounts due between Buyer and Seller related to the Properties shall be settled in the Final Accounting Settlement.

        6.7 Final Accounting Settlement. As soon as reasonably practicable, but no later than ninety (90) Days after Closing, Seller shall deliver to Buyer a statement setting forth a detailed final calculation of all post-closing adjustments as set forth in this Agreement. As soon as reasonably practicable, but no later than thirty (30) Days after receipt of the statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made to the statement. The parties shall thereafter undertake to agree with respect to such post-closing adjustments within fifteen (15) Days. If the parties fail to agree within such fifteen (15) Day period, then the disputed items shall be resolved by submitting the same to a firm of independent nationally recognized accountants mutually acceptable to the parties (the "Accounting Referee"). The Accounting Referee shall resolve the dispute within thirty (30) Days after having the relevant materials submitted for review. The decision of the Accounting Referee shall be binding on the parties and non-appealable. The fees and expenses associated with the Accounting Referee shall be borne equally by Buyer and Seller. The date upon which all amounts associated with the Final Accounting Settlement are agreed to by the parties, whether by decision of the Accounting Referee or otherwise, shall be herein called the "Final Settlement Date." Any amounts owed by either party to the other as a result of such adjustments shall be paid within five (5) Business Days of the Final Settlement Date.

        6.8 Post-Final Accounting Settlement: Any revenues received or expenses paid by Buyer after the Final Accounting Settlement which are applicable to operations prior to the Effective Time and not expressly conveyed to Buyer shall be billed or reimbursed to Seller, as appropriate. Any revenues received or expenses paid by Seller after the Final Accounting Settlement which are applicable to operations after the Effective Time and not expressly reserved by Seller shall be billed or reimbursed to Buyer, as appropriate.

        6.9 Audit Rights. In order to verify the information provided by the parties under this Article VI, Buyer and Seller shall each have the right to conduct an audit of the other party's records relating thereto for a period of one (1) year after the Closing Date. Any objections not raised within the one
(1) year period shall be conclusively deemed to be waived for all purposes by the parties.

                     ARTICLE VII. CASUALTY AND CONDEMNATION

        7.1 Casualty and Condemnation. If a substantial part of the Properties shall be destroyed prior to Closing by any Casualty Loss or if a substantial part of the Properties shall be taken in condemnation or if proceedings for such purposes shall be pending or threatened, either Buyer or Seller may elect to terminate this Agreement. For the purpose of this Section 7.1, the term "substantial" shall be defined as fifteen percent (15%) of the Purchase Price. If either party so elects, neither party shall have any further obligation to the other hereunder. If not so terminated, this Agreement shall remain in full force and effect, notwithstanding any Casualty Loss or taking, and all sums paid to Seller by reason of such Casualty Loss or taking shall be paid by Seller to Buyer at Closing. In addition, Seller shall assign, transfer and set over unto Buyer all of the right, title and interests of Seller in and to any unpaid awards, insurance proceeds or other payments arising out of such Casualty Loss or taking.

                            ARTICLE VIII. INDEMNITIES

        8.1 Indemnities. Each party hereto represents that it has had an adequate opportunity to review the following indemnity provisions, including the opportunity to submit the same to legal counsel for review and comment. Based upon the foregoing representation, the parties agree as follows:

        (a) Subject to the limitations set forth in Sections 8.1(c) and 8.1(d) below, Seller shall release Buyer from and shall fully protect, indemnify, and defend Buyer, its officers, agents and employees and hold them harmless from and against any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time prior to the Effective Time, including but not limited to, any Claims relating to, injury or death of any person or persons whomsoever, or damage to or loss of any property or resource, or any pollution or environmental damage of any kind. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Buyer, its officers, agents, and employees.

        (b) Buyer shall release Seller from and shall fully protect, indemnify, and defend Seller, its officers, agents and employees and hold them harmless from and against any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time on and after the Effective Time, and from any and all Claims relating to, arising out of, or connected, directly or indirectly, with the ownership or operation of the Properties, or any part thereof, pertaining to the period of time prior to the Effective Time wherein Sellers indemnity obligation set forth in Section 8.1(a) has expired or is limited, including but not limited to, any Claims relating to injury or death of any person or persons whomsoever, or damage to or loss of any property or resource, or any pollution or environmental damage of any kind. The indemnity obligation provided herein shall apply regardless of cause or of any negligent acts or omissions of Seller, its officers, agents, and employees or whether occasioned by, incident to or emanate from the unseaworthiness of vessels or alleged defects in lease equipment, facilities or pipelines.

        (c) Notwithstanding anything contained in Section 8.1(a) to the contrary, Seller shall have no obligation whatsoever under this Agreement or otherwise to indemnify Buyer, its officers, agents and employees from and against any Claim for which Seller has not received a formal request for indemnification from Buyer under Section 8.1(e) within one (1) year after the Effective Time and for which Buyer is not immediately prepared to address said Claim. Seller and Buyer additionally agree that Seller's indemnity obligation to Buyer, its officers, agents, and employees associated with Claims attributable to periods of time prior to the Effective Time shall be expressly limited to violations of the Law that were in effect as of the Effective Time.

        (d) The equipment and sites included in the Properties may contain asbestos or naturally occurring radioactive materials ("NORM"). Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of asbestos and NORM from the Properties. Buyer agrees to assume any and all liability , no matter whether attributable to periods of time prior to or subsequent to the Effective Time, associated with the assessment, remediation, removal, transportation, and disposal of asbestos or Norm from the Properties and will conduct these activities in accordance with all applicable Laws. Notwithstanding anything contained in Section 8.1(a) to the contrary, Seller shall have no obligation whatsoever under this agreement or otherwise to indemnify Buyer, its officers, agents, and employees from and against any Claim associated with or attributable to the presence of asbestos or NORM on or in connection with the Properties. Additionally, Buyer agrees to accept full responsibility for Seller's proportionate share of the cost for maintenance, repair, removal or plugging and abandonment of all wells, facilities, and equipment included in this transaction and shall indemnify, defend and hold Seller, its officers, agents and employees harmless from each and every Claim resulting from Buyer's failure to comply with the terms and conditions of this Section 8.1(d). Buyer further agrees it will perform such plugging and abandonment in accordance with the rules and regulations of the Minerals Management Service, as well as any other applicable Laws.

        (e) Each indemnified party hereunder agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including without limitation, receipt of notice of any demand, assertion, action or proceeding, judicial or otherwise, with respect to any matter to which it believes itself to be entitled to indemnity under the provisions of this Agreement, it shall give prompt notice thereof in writing to the indemnifying party, together with a statement of such information regarding any of the foregoing as it shall then have. Such notice shall include a formal demand for indemnification under this Agreement. The indemnified party shall afford the indemnifying party a reasonable opportunity to pay, settle or contest the claim and/or remediate the condition at the indemnifying party's expense.

                       ARTICLE IX. WARRANTY AND DISCLAIMER

        9.1 Warranty of Title. This Agreement and the conveyance of the Properties from Seller to Buyer shall be without warranty of title of any kind, express or implied, except by, through and under the Seller, but not otherwise.

        9.2 Disclaimer - Representations and Warranties. Buyer acknowledges and agrees that the Properties are being transferred, assigned and conveyed from Seller to Buyer "AS-IS, WHERE-IS", and with all faults in their present condition and state of repair, without recourse. Except as expressly set forth in this Agreement, Seller hereby disclaims any and all representations and warranties concerning the Properties, express or implied, at civil Law, at common Law, by statute or otherwise, including without limitation, any warranty of quality, condition (including the physical condition and the environmental condition), compliance with applicable Laws, absence of latent defects, safety, state of repair, merchantability or fitness for a particular purpose.

                 9.3 Disclaimer - Statements and Information. Except as expressly set forth in this Agreement, Seller hereby disclaims any and all liability and responsibility for any statement or information relating to the Properties made or communicated (orally or in writing) to Buyer, including but not limited to, any opinion, information or advice that may have been provided to Buyer from Seller or by any of Seller's officers, agents or employees. Seller expressly disclaims any and all liability and responsibility associated with the accuracy or completeness of the data, information and materials furnished at any time to Buyer in connection with the transaction contemplated hereunder, including but not limited to, the quality or quantity of hydrocarbon reserves, the revenues, the operating costs, the financial data, the contract data, the physical condition, the environmental condition or the continued financial or physical viability of the Properties .

     9.4 Express Representations. Buyer acknowledges and agrees that it is only entitled to rely on the express representations and warranties set forth in this Agreement.

               ARTICLE X. SELLER'S REPRESENTATIONS AND WARRANTIES

        Seller represents and warrants to Buyer that to the best of Seller's knowledge:

     10.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Properties.

        10.2 Corporate Authority; Authorization of Agreement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all of the terms and conditions to be performed by it. The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        10.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, this Agreement and the execution and delivery hereof by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

        (b) Violate any provision of, or require any filing, consent, authorization or approval under any Law applicable to or binding upon Seller (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement);

        (c) Conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound or to which any of the Properties are subject, or (ii) any order, judgment or decree of any governmental authority; or

     (d) Results in the creation or imposition of any lien or encumbrance upon the Properties.

        10.4 No Default. Seller is not in default under and Seller is not aware of any event that with notice or lapse of time, or both, would constitute a default under, any mortgage, indenture, loan, credit agreement or other agreement evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound or to which any of the Properties are subject.

        10.5     Absence of Certain Changes.  There has not been:

     (a) Any material sale, lease or other disposition of the Properties;

     (b) Any mortgage, pledge or grant of a lien or security interest in any of the Properties; or

        (c)      Any contract or commitment to do any of the foregoing.

        10.6     Status and Operations.

         (a) For the purpose of this Agreement, the parties have assumed that Seller is underproduced by 85,038 MMBtu. Except as set forth above, Seller has not taken or received any material amount of gas, oil, liquid hydrocarbons or products refined therefrom so that any person may thereafter be entitled to receive any portion of the interest of Seller to "balance" any disproportionate allocation. If, as of Closing, the imbalance is greater or less than the assumed 85,038 MMBtu, then the parties shall adjust the accounts using a price of Two and No/100 Dollars ($2.00) per MMBtu.

         (b) All costs incurred in connection with the operation of the Properties have been fully paid and discharged, except normal expenses incurred in operating the Properties within the previous sixty (60) Days and as to which Seller has not yet been billed.

        10.7 Litigation. There are no actions or suits, pending or threatened, against Seller which could result in a loss or damages or any other relief which, if granted, would have a material adverse effect on the value or operation of the Properties or that would prevent the consummation of the transaction contemplated by this Agreement.

         10.8 Compliance with Laws. Seller is in compliance with all Laws applicable to the Properties noncompliance with which might reasonably be expected to have a materially adverse effect on the value or operations of the Properties.

     10.9 Environmental Claims. Seller has received no notice of, nor is Seller aware of any pending or threatened, environmental related Claim.

     10.10 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or threatened against Seller.

               ARTICLE XI. BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to Seller that to the best of Buyer's knowledge:

     11.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own and lease the Properties

        11.2 Corporate Authority; Authorization of Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated herein and to perform all the terms and conditions to be performed by it. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate actions. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other Laws relating to or affecting the enforcement of creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        11.3 No Violations. Assuming expiration or termination of the applicable waiting period under the HSR Act, if applicable, this Agreement and the execution and delivery hereof by Buyer does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated herein, will not:

     (a) Conflict with or require the consent of any person or entity under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

        (b) Violate any provision of, or require any filing, consent, authorization or approval under any Law applicable to or binding upon Buyer (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement); or

        (c) As of Closing, conflict with, result in a breach of, constitute a default under or constitute an event that with notice or lapse of time, or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (i) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Buyer is a party or by which Buyer is bound or, (ii) any order, judgment or decree of any governmental authority to which Buyer is subject.

        11.4 SEC Disclosure. Buyer is acquiring the Properties for its own account for use in its trade or business or for investment, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

        11.5 Capitalization. The authorized capital stock of Buyer consists of 20,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, without par value. As of July 3, 1996, 12,345,361 shares of common stock and no preferred shares were issued and outstanding. There were also outstanding warrants and options to purchase 289,365 additional shares of common stock for consideration ranging from $2.00 to $2.38 per share.

        11.6 Consideration Shares. The Consideration Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, will be owned beneficially and of record by Seller, and will be free and clear of all liens, encumbrances or restrictions of any nature whatsoever except as set forth in the Registrations Rights Agreement or as required by applicable securities Laws.

        11.7 Reports. Buyer has made available to Seller, and will promptly furnish to Seller after the date hereof upon Seller's written request, true and complete copies of (a) all annual, quarterly and other reports (the "Reports") filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 since December 31, 1993, (b) all definitive proxy solicitation materials filed with the Securities and Exchange Commission since December 31, 1993, and (c) any registration statements (other than those relating to employee benefit plans and Buyer's warrants and options) declared effective by the Securities and Exchange Commission since December 31, 1993. As of the respective dates of the Reports, the Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1993, the Buyer has filed with the Securities and Exchange Commission all material reports, registration statements and other material filings required to be filed with the Securities and Exchange Commission under the rules and regulations of the Securities and Exchange Commission.

        11.8 MMS Approval. Buyer shall pursue in a diligent manner approval from the MMS of all instruments confirming the conveyance of the Properties from Seller to Buyer, including without limitation, Assignment of Record Title Interest, Assignment of Operating Rights, and similar conveyance documents.

        11.9 Independent Evaluation. In making the decision to enter into this Agreement and to consummate the transaction contemplated herein, Buyer represents that it has relied solely on its own independent investigation and evaluation of the Properties and on the express representations contained in this Agreement and that Buyer has satisfied itself as to the condition of the Properties. Buyer further acknowledges that it is sophisticated in the purchase, operation and ownership of oil and gas properties.

                       ARTICLE XII. ADDITIONAL AGREEMENTS

        12.1     Covenants of Seller.  Seller and Buyer agree as follows:

        (a) From the date hereof until Closing, without first obtaining the consent of Buyer, Seller will not:

     (i) waive any right of material value relating to any of the Properties;

     (ii) convey, encumber, mortgage, pledge or dispose of any of the material Properties;

     (iii) enter into, modify or terminate any material contracts affecting the Properties; or

                 (iv)   commit itself to do any of the foregoing.

         For the purpose of this Section 12.1, "material" shall be defined as One Hundred Thousand and No/100 Dollars ($100,000).

        (b) Seller shall, from the date hereof until Closing, promptly notify Buyer of any loss or damage to the Properties, or any portion thereof, known to Seller and exceeding One Hundred Thousand and No/100 Dollars ($100,000).

        (c) Seller shall not solicit from any person any proposals or offers, or enter into any negotiations, relating to the disposition of the Properties.

        12.2 Subsequent Operations. Seller makes no representations or warranties to Buyer as to the transferability or assignability of operatorship associated with the Properties. Buyer acknowledges that the rights and obligations associated with operatorship of the Properties is governed by the applicable agreement(s) and that operatorship of the properties will be decided in accordance with the terms of said agreement(s).

        12.3 Records. Within forty-five (45) Days after Closing, Seller shall furnish to Buyer the originals of the Records relating to the Properties which are maintained by Seller. The costs associated with transferring the records to Buyer shall be borne by Buyer. Buyer agrees to maintain the Records received from Seller in accordance herewith for a period of six (6) years from the Closing. Buyer additionally agrees to afford Seller full access to the Records as reasonably requested by Seller. Notwithstanding the foregoing, Seller shall allow Buyer reasonable access to the Records after the Closing in order to allow Buyer to transact day to day business.

        12.4 Like Kind Exchanges. Seller reserves the right to structure the conveyance of the Properties or any portion(s) thereof as an exchange in accordance with the provisions of Section 1031 of the Internal Revenue Code. The parties agree that in order to so structure this transaction, where required, the parties will allocate the Purchase Price between real property and personal property.

        12.5 Buyer's Assumption of Obligations. Except as otherwise provided in this Agreement, Buyer assumes and shall timely perform and discharge all duties and obligations of the owner of the Properties relating to the period after the Closing Date, and Seller shall incur no liability for Buyer's failure to properly perform and discharge such duties and obligations. Buyer agrees to accept full responsibility for Amoco's proportionate share of the costs associated with the maintenance, repair, removal or plugging, abandonment and restoration of all wells, facilities, equipment and structures included in this transaction, which responsibility shall be secured as provided for in the Escrow Agreement referenced in Section 16.2(i) below. Buyer shall release Seller from and shall fully protect, indemnify and defend Seller, its officers, agents and employees and hold them harmless from and against any and all Claims resulting from Buyer's failure to comply with the terms and conditions of this Section 12.5.

        12.6 Insurance. Buyer shall purchase and maintain in force and effect until abandonment of the Properties is completed at least Ten Million and No/100 Dollars ($10,000,000) Comprehensive and General Liability Insurance with contractual coverage to cover defense, indemnity and obligations in this Agreement and Operators Extra Expense Insurance including Well Control Coverage, Pollution, Extra Expense and Care, Custody and Control Coverage with minimum limits of Twenty Million and No/100 Dollars ($20,000,000), or that minimum insurance coverage required by statute or regulation, whichever is the greater amount; and Buyer shall furnish proof of insurance at least ten (10) Days prior to the Closing Date; provided however, such insurance shall not limit, restrict, diminish or otherwise modify the indemnity provisions, whether by limitation of the extent of the protection afforded Seller or otherwise. Buyer warrants that a copy of this provision has been provide to its insurer.

                 12.7 Call on Liquids. Seller, at all times and from time to time, shall have the option and exclusive right to purchase all or any portion of the oil, distillate, condensate and other liquid hydrocarbons produced and saved from the Properties. Payment for any oil, distillate, condensate and other liquid hydrocarbons purchased hereunder shall be made at the prevailing market price for production of similar kind and quality prevailing in the area where produced on the date of delivery. Seller's posted price shall be used as the prevailing market price unless Buyer provides Seller with a copy of a bona fide written offer to purchase said production at a higher price. Seller shall then have ten (10) days in which to either meet the bona fide written offer and exercise its right of first refusal or suspend (commensurate with the term of the applicable bona fide written offer) its purchase rights.

                      ARTICLE XIII. ANTITRUST NOTIFICATION

        13.1 Antitrust Notification. If compliance with the HSR Act is required in connection with the transaction contemplated under this Agreement, as promptly as practicable and in any event not more than fifteen (15) Business Days following the date on which the parties hereto shall have executed this Agreement, both parties will file with the Federal Trade Commission and the Department of Justice the notification and report forms required for the transactions contemplated hereby and will as promptly as practicable furnish any supplemental information which may be reasonably requested in connection therewith. Each party shall request expedited treatment of such filing. If failure by either party to obtain timely authorization from the Federal Trade Commission or Department of Justice results in inability for the parties to Close on the Closing Date, the time for Closing shall automatically be extended until such date as Closing can occur in compliance with the HSR Act.

                  ARTICLE XIV. CONDITIONS PRECEDENT TO CLOSING

        14.1 Conditions Precedent to Seller's Obligation to Close. Seller shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived by Seller:

        (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        (b) Buyer shall have complied in all material respects with all agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing.

        14.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

        (a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

        (b) Seller shall have complied in all material respects with all agreements and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing.

        14.3 Conditions Precedent to Obligation of Each Party. The parties shall be obligated to consummate the sale and purchase of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived:

        (a) No suit, action or other proceedings shall be pending or threatened before any court or governmental commission, board or agency in which it is sought by a person or entity other than the parties hereto or any of their affiliates, officers or directors, to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages in connection with this Agreement or the transactions contemplated herein, nor shall there be any investigation by any governmental agency pending or threatened which might result in any such suit, action, order or other proceedings seeking to restrain or prohibit consummation of this Agreement or the transaction contemplated herein;

        (b) If applicable, consummation of this purchase and sale transaction shall not have been prevented from occurring by (and the required waiting period, if any, shall have expired under) the HSR Act and the rules and regulations of the Federal Trade Commission and the Department of Justice;

        (c) All consents and approvals, if any, whether required contractually or by applicable federal, state, or local Law, or otherwise necessary for the execution, delivery, and performance of this Agreement by Seller (except for approvals of governmental agencies or authorities customarily obtained subsequent to transfer of title), shall have been obtained and delivered to Buyer by the Closing Date and shall not have been withdrawn or revoked;

        (d) With respect to assets which have not been excluded from the Agreement because of an exercise of a preferential right to purchase, the preferential rights of purchase applicable to the Properties shall have been waived, or the time to elect under said preferential rights to purchase shall have elapsed, prior to the time of Closing; and

     (e) Buyer and Seller shall execute the Registration Rights Agreement and Escrow Agreement.

        14.4 No Waiver. Except where expressly provided otherwise, consummation of Closing shall not be deemed to be a waiver by either party of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the other party.

 .                               ARTICLE XV. TERMINATION

     15.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

        (a)      By the mutual written agreement of Seller and Buyer;

        (b) By either Seller or Buyer if the consummation of the transactions contemplated herein would violate any nonappealable final order, decree or judgment of any governmental authority having jurisdiction enjoining, or awarding substantial damages in connection with, the consummation of this Agreement or the transactions contemplated herein;

     (c) By either Buyer or Seller  pursuant to Sections 4.2, 5.2 or 7.1 hereto;
or

        (d) By Seller (provided Seller is not then in breach of the provisions of this Agreement), if Closing shall not have occurred on or before December 1, 1996.

     15.2 Effect of Termination. The following provisions shall apply in the event of a termination of this Agreement:
                 ----------------------

        (a) If this Agreement is terminated in accordance with Section 15.1 hereto, such termination shall be without liability of any party to this Agreement, and the Seller shall return the Earnest Money to the Buyer promptly upon such termination.

        (b) If this Agreement is terminated as a result of the failure of Buyer to perform a material obligation hereunder, then Seller shall be entitled to retain the Earnest Money as a liquidated damage to reimburse Seller for it's out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement. The liquidated damage shall be in addition to and not exclusive of other damages which may be appropriate in law or equity.

     (c) Notwithstanding the termination of this Agreement, the terms of the Confidentiality Agreement shall remain in full force and effect.

        15.3 Return of Documents. In the event of termination of this Agreement prior to Closing, Buyer shall return all information provided (or any copies thereof which may have been made to assist in the evaluation), including but not limited to, all books, records, maps, files, papers, CD-ROM, seismic tapes, and other property in such party's possession relating to the Properties, to the party entitled thereto. Additionally, Buyer will destroy all materials prepared by the Buyer, its affiliates and their representatives (including any copies of the information which may have been made). In addition, Buyer will certify that it has complied with the terms and conditions of the Confidentiality Agreement or this Section 15.3 by letter along with the requested information.

                            ARTICLE XVI. THE CLOSING

        16.1 Closing. Prior to Closing, Seller shall provide Buyer with a Closing statement setting forth the Purchase Price, as adjusted, and wiring instructions designating an account or accounts to which the Closing funds are to be delivered in accordance with Section 16.3(d) hereto. The Closing of this transaction shall be in Amoco's office at 550 WestLake Park Boulevard, Houston, Texas 77079.

     16.2 Obligation of Seller at Closing. At the Closing, Seller shall deliver to Buyer, unless waived by Buyer, the following:

        (a) An Assignment and Bill of Sale conveying all of Seller's right, title and interests in and to the Properties substantially in the form attached hereto as Exhibit "C". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

     (b) An Assignment of Record Title Interest substantially in the form attached hereto as Exhibit "D". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

     (c) An Assignment of Operating Rights substantially in the form attached hereto as Exhibit "E". Such instrument shall be acknowledged and executed in at least four (4) multiple originals;

        (d) Evidence that all consents, approvals, and authorizations prerequisite to the sale and conveyance of the Properties, as well as evidence of waiver or lapse of any preferential purchase rights applicable to the Properties, have been obtained;

        (e) A Certificate executed by an Attorney-in-Fact of Seller certifying as to the matters specified in Sections 14.1(a) and 14.1(b) hereto substantially in the form attached hereto as Exhibit "F";

     (f) Letters-in-Lieu of division orders or transfer orders substantially in the form attached hereto as Exhibit "G";

     (g) An Opinion of Counsel substantially in the form attached hereto as Exhibit "H";

     (h) A Registration Rights Agreement substantially in the form attached hereto as Exhibit "I";

     (i) An Escrow Agreement substantially in the form attached hereto as Exhibit "J";

     (j) A Non-Foreign Affidavit executed by an Attorney-in-Fact of Seller substantially in the form attached hereto as Exhibit "K"; and

        (k) Such other instruments and take such other actions as may be necessary to carry out Seller's obligations under this Agreement.
     16.3 Obligations of Buyer at Closing. At the Closing, Buyer shall deliver to Seller, unless waived by Seller, the following:


     (a) The Assignment and Bill of Sale, executed and properly acknowledged, referred to in Section 16.2(a) hereto;

     (b) The Assignment of Record Title Interest, executed and properly acknowledged, referred to in Section 16.2(b) hereto;

     (c) The Assignment of Operating Rights, executed and properly acknowledged, referred to in Section 16.2(c) hereto;

     (d) The adjusted Purchase Price by wire transfer;

        (e) A Certificate executed by an authorized officer of Buyer certifying as to the matters specified in Sections 14.2(a) and 14.2(b) hereto substantially in the form attached hereto as Exhibit "F";

     (f)  Letters-in-Lieu  of division  orders or transfer orders referred to in
Section 16.2(f) hereto;

     (g) An Opinion of Counsel substantially in the form attached hereto as Exhibit "H-1";

     (h) The Registration Rights Agreement referred to in Section 16.2(h) hereto;

        (i)      The Escrow Agreement referred to in Section 16.2(i) hereto;

        (j) One or more stock certificates representing the Consideration Shares issued in the name of Seller, and any other documents necessary to transfer such shares to Seller; and

        (k) Such other instruments and take such other action as may be necessary to carry out Buyer's obligations under this Agreement.

                           ARTICLE XVII. MISCELLANEOUS

        17.1 Notices. All notices and other communications required, permitted, or desired to be given hereunder must be in writing and sent by U.S. mail, properly addressed as shown hereinbelow, and with all postage or charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by mail or hand delivery is the date on which such notice is received by the addressee, by facsimile is the date the notice is sent, or if such date is on a weekend or federal or state holiday, then on the next date which is not a weekend or federal or state holiday. Each party may change its address by notifying the other party in writing.

        If to Seller            Amoco Production Company
        by mail:                P. O. Box 3092
                                Houston, Texas  77253-3092
                                Attn:  Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                P.O. Box 50879
                                New Orleans, Louisiana 70150-0879
                                Attn: Manager, Land

        If to Seller by         Amoco Production Company
        hand delivery:          550 WestLake Park Boulevard
                                Houston, Texas  77079
                                Attn:  Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                1340 Poydras Street
                                New Orleans, Louisiana 70112
                                Attn: Manager, Land

        If to Seller            Amoco Production Company
        by facsimile:           Number: (713) 366-7544
                                Attn:  Manager, Acquisitions and Divestments

                                and

                                Amoco Production Company
                                Number: (504) 586-6710
                                Attn:  Manager, Land

        If to Buyer             PANACO, Inc.
        by mail:                1050 West Blue Ridge Boulevard
                                Kansas City, Missouri  64145-1216
                                Attn: H. James Maxwell
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                1100 Louisiana, Suite 5110
                                Houston, Texas  77002-5220
                                Attn: Larry M. Wright
                                Executive Vice President

        If to Buyer by          PANACO, Inc.
        hand delivery:          1050 West Blue Ridge Boulevard
                                Kansas City, Missouri  64145-1216
                                Attn: H. James Maxwell
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                1100 Louisiana, Suite 5110
                                Houston, Texas  77002-5220
                                Attn: Larry M. Wright
                                Executive Vice President

        If to Buyer by          PANACO, Inc.
        facsimile:              Number: (816) 942-6305
                                Attn: H. James Maxwell,
                                President and C.E.O.

                                and

                                PANACO, Inc.
                                Number: (713) 651-0928
                                Attn: Larry M. Wright,
                                Executive Vice President

        17.2 Conveyance Costs. Buyer shall be solely responsible for the filing and recording of documents related to the transfer of the Properties from Seller to Buyer and for all fees connected therewith. Within thirty (30) Days after Closing, Buyer shall furnish Seller and the operator of any unit which include any portion of the Properties, a certified copy of all assignments as recorded in the appropriate County records. Buyer shall file assignments of the Properties with appropriate state, federal, and local authorities as required by applicable statutes, rules or regulations and shall pay all costs and fees connected therewith. Buyer shall furnish Seller with all pertinent recording data and evidence of all such required filings.

        17.3 Broker's Fees. Neither party has retained any brokers, agents or finders and none are affiliated with either party or authorized to act on behalf of either party in this matter. Each party agrees to indemnify and hold the other harmless from and against any Claims or with respect to any commissions, finders' fees, or other remuneration due to any broker, agent, or finder claiming by, through, or under such party.

        17.4 Further Assurances. From and after Closing, at the request of Seller, but without further consideration, Buyer will execute and deliver or use reasonable efforts to cause to be executed and delivered such instruments of conveyance and take such action as Seller reasonably may require to more effectively vest in or put Seller in possession of any property, documents, or information of any kind which was not intended by the parties to be conveyed to Buyer. From and after Closing, at the request of Buyer, but without further consideration, Seller shall execute and deliver or use reasonable efforts to cause to be executed and delivered such instruments of conveyance and take such actions as Buyer reasonably may require to more effectively vest in or put Buyer in possession of the Property. If any of the Property is incorrectly described, the description shall be corrected upon proof of the proper description.

        17.5 Survival of Representations and Warranties. The representations and warranties contained in Articles X and XI of this Agreement shall terminate two
(2) years after Closing. All other representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing. The parties hereto have made no representations or warranties except those expressly set forth in this Agreement.

        17.6 Amendments and Severability. No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer. The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

        17.7 Successor and Assigns. This Agreement shall not be assignable, whether in whole or in part, without the express written consent of the non-assigning party. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

        17.8 Headings. The titles and headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     17.9 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of Texas, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction.

        17.10 No Partnership Created. It is not the purpose or intention of this Agreement to create (and it shall not be construed as creating) a joint venture, partnership, or any type of association, and the parties hereto are not authorized to act as agent or principal for each other with respect to any matter related hereto.

        17.11 Media Releases. Neither party, unless required to do so by law, shall release any information to the press or other media regarding the contemplated transaction. If required by law to release information, a party may do so after having obtained the other party's approval of the content of the information contained in the release.

        17.12 No Third Party Beneficiary. Nothing in this Agreement shall entitle any persons other than Seller or Buyer or their successors and assigns to any claim, cause of action, remedy or right of any kind.

        17.13 Texas Deceptive Trade Practices Act. Seller and Buyer certify that they are not "Consumers" within the meaning of the Texas Deceptive Trade Practices-Consumer Protection act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and on behalf of any successor or assign, that, if the DTPA is applicable, (i) the parties are "business consumers" thereunder each with assets of more than $5,000,000.00, (ii) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commerce Code) as applicable to the other party and its successors, and (iii) each party shall defend and indemnify the other from and against any and all Claims, of or by that party or any successors or assigns based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

        17.14 Entire Agreement. This Agreement supersedes all prior negotiations, understandings, letters of intent, and agreements between the parties relating to the Properties and constitutes the entire understanding and agreement between the parties with respect to the sale and purchase of the Properties.






        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above, but effective as of the Effective Time.

                                                    AMOCO PRODUCTION COMPANY



                        By: ____________________________
                                                    Name: John D. Spence
                                                    Title: Attorney-in-Fact


                                                    PANACO, Inc.


                        By: ____________________________
                                                    Name: H. James Maxwell
                           Title: President and C.E.O.